EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 27, 2010, with respect to the financial statements of Transave, Inc. for the years ended December 31, 2009 and 2008 included in the Insmed Form 8-K/A (No. 000-30239) and to the incorporation by reference of our report in the following Insmed Registration Statements summarized below:

Registration Statement Number	Description
333-131535	Form S-3, pertaining to the Shelf Registration Statement

333-123695	Form S-3, pertaining to the Offering of Securities in July 2003, November 2004 and March 2005

333-139744	Form S-8, pertaining to the Insmed Incorporated Amended and Restated Employee Stock Purchase Plan

333-87878	Form S-8, pertaining to the Insmed Incorporated Stock Incentive Plan

333-39198	Form S-8, pertaining to the Insmed Incorporated Employee Stock Purchase Plan

333-129479	Form S-8, pertaining to the Insmed Incorporated Employee Stock Purchase Plan and Stock Incentive Plan

333-39200	Form S-8, pertaining to the Insmed Incorporated Stock Incentive Plan

/s/ Ernst & Young LLP

Metro Park, New Jersey
January 14, 2011